Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

3.500% Senior Notes due 2020	$500,000,000	$50,350

(1) Calculated in accordance with Rules 457(a) and 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT (To Prospectus dated January 24, 2013)	Filed pursuant to Rule 424(b)(2) Registration File No.: 333-186171

$500,000,000

First Horizon National Corporation

3.500% Senior Notes due 2020

First Horizon National Corporation is offering $500,000,000 aggregate principal amount of our 3.500% Senior Notes due 2020. We will receive all of the net proceeds from the sale of the notes.

We will pay interest on the notes at an annual rate of 3.500% per year and will pay interest on June 15 and December 15 of each year, beginning on June 15, 2016. Unless previously redeemed, the notes will mature on December 15, 2020. We may redeem the notes, in whole or, in the case of notes in a denomination greater than $250,000, in part, on or after November 15, 2020 (one month prior to maturity) at 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption. The notes will be issued in denominations of $2,000, and integral multiples of $1,000 in excess thereof.

The notes are senior unsecured obligations of First Horizon National Corporation and will rank equally with all of our other unsecured and unsubordinated debt.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the FDIC or any other governmental agency.

Investing in the notes involves a high degree of risk. Before buying any notes, you should read the discussion of risks of investing in our notes in “Risk Factors” beginning on page S-4 of this prospectus supplement.

	Per Note	Total
Public offering price	$997.58	$498,790,000
Underwriting discounts and commissions	$3.50	$1,750,000
Proceeds, before expenses, to us	$994.08	$497,040,000

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. There is currently no public market for the notes.

The underwriters are offering the notes as set forth under “Underwriting (Conflicts of Interest).” Delivery of the notes will be made on or about October 30, 2015.

Joint Book-Running Managers
Morgan Stanley	Barclays	Goldman, Sachs & Co.	FTN Financial Securities Corp

Prospectus Supplement dated October 26, 2015

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of the notes means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

We have provided only the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither First Horizon nor any underwriter or agent has authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is prohibited. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “First Horizon”, “we”, “us”, “our”, or similar references mean First Horizon National Corporation and includes its subsidiaries and affiliates.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are statements that are not a representation of historical information but rather are related to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond First Horizon’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general and local economic and business conditions, including economic recession or depression; the pace, consistency and extent of recovery of values and activity in the residential housing and commercial real estate markets; potential requirements for First Horizon to repurchase, or compensate for losses from, previously sold or securitized mortgages or securities based on such mortgages; potential claims relating to the foreclosure process; potential claims relating to participation in government programs, especially lending or other financial services programs; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage market; inflation or deflation; customer, investor, regulatory, and legislative responses to any or all of these conditions; the financial condition of borrowers and other counterparties; competition within and outside the financial services industry; geopolitical developments including possible terrorist activity; natural disasters; effectiveness and cost-efficiency of our hedging practices; technological changes; fraud, theft or other incursions through conventional, electronic, or other means affecting First Horizon directly or affecting its customers, business counterparties or competitors; demand for our product offerings; new products and services in the industries in which we operate; the increasing use of new technologies to interact with customers and others; and critical accounting estimates. Other factors are those inherent in originating, selling, servicing, and holding loans and loan-based assets, including prepayment risks, pricing concessions, fluctuation in U.S. housing and other real estate prices, fluctuation of collateral values, and changes in customer profiles. Additionally, the actions of the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board, the Office of the Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit

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Insurance Corporation (“FDIC”), Financial Industry Regulatory Authority (“FINRA”), U.S. Department of the Treasury (“U.S. Treasury”), the Municipal Securities Rulemaking Board, Consumer Financial Protection Bureau, the Financial Stability Oversight Council, and other regulators and agencies; pending, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; changes in laws and regulations applicable to us; and our success in executing our business plans and strategies and managing the risks involved in the foregoing, could cause actual results to differ, perhaps materially, from those contemplated by the forward-looking statements.

We assume no obligation to update or revise, whether as a result of new information, future events or otherwise, any forward-looking statements that are made in this prospectus supplement, the accompanying prospectus or documents incorporated by reference therein. Actual results could differ and expectations could change, possibly materially, because of one or more factors described under “Risk Factors” in this prospectus supplement and under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and discussed in the documents incorporated by reference. You should carefully consider the factors described under “Risk Factors” in this prospectus supplement and under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, among others, in evaluating forward-looking statements and assessing First Horizon and its prospects.

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SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and in the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information” in the accompanying prospectus.

First Horizon

First Horizon National Corporation, a Tennessee corporation, incorporated in 1968, is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), is a financial holding company, and is supervised and regulated by the Federal Reserve. First Horizon provides diversified financial services through its principal subsidiary, First Tennessee Bank National Association (the “Bank”), and its other subsidiaries.

First Horizon’s subsidiaries have over 200 business locations in 22 U.S. states, excluding off-premises ATMs. Almost all of those locations are financial centers and FTN Financial offices.

The Bank, a national banking association with principal offices in Memphis, Tennessee, received its charter in 1864. As a national banking association, the Bank is subject to supervision, regulation and examination by the OCC, its primary regulator. In addition, the deposits of the Bank are insured up to allowable limits by, and the Bank is subject to regulation by, the FDIC.

The principal business offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is 901-523-4444. First Horizon’s internet address is www.FirstHorizon.com. Information contained on or accessible from our website is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement.

Risk Factors

An investment in the notes involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement and in the “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Summary of the Offering

Notes we are offering:	$500,000,000 aggregate principal amount of 3.500% Senior Notes due 2020
Maturity date:	The notes will mature on December 15, 2020.
Interest rate:	The notes will bear interest at the rate of 3.500% per year.
Interest payment dates:	June 15 and December 15 of each year, beginning June 15, 2016.
Listing:	The notes will not be listed on any national securities exchange or included in any automated quotation system. Currently there is no market for the notes.
Governing law:	New York.
Trustee, registrar and paying agent:	The Bank of New York Mellon Trust Company, N.A.
Use of proceeds after expenses:

We expect to receive net proceeds from this offering, after giving effect to underwriting discounts and commissions and estimated offering expenses, of approximately $495.5 million. We intend to use the net proceeds from this offering, together with available cash on hand at the parent company, to repay our 5.375% Senior Notes due December 15, 2015. See “Use of Proceeds.”

Denomination:	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Ranking:	The notes will be our senior unsecured debt obligations and will rank equally with all of our other unsecured and unsubordinated debt.
As of September 30, 2015, our consolidated long-term indebtedness aggregated approximately $1.3 billion. See “Capitalization” for the pro forma effect of this offering on our capitalization.
The indenture places no limitation on the amount of secured or additional unsecured indebtedness that may be incurred by us.
Optional Redemption:

We may redeem the notes, in whole or, in the case of notes in a denomination greater than $250,000, in part, on or after November 15, 2020, (one month prior to maturity) at 100% of the principal amount of the notes, plus accrued and unpaid interest to, but not including, the date of redemption.

Form:

The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, referred to as “DTC.” Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

Delivery and clearance:

We will deposit the global securities representing the notes with DTC in New York. You may hold an interest in the notes through DTC, Clearstream, Luxembourg or Euroclear Bank, as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Conflicts of Interest:

Our affiliate FTN Financial Securities Corp. is a member of FINRA and an underwriter in this offering. Accordingly, this offering will be conducted in compliance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. In accordance with Rule 5121, FTN Financial Securities Corp. may not sell the notes to accounts over which it exercises discretionary authority without the specific prior written approval of the account holder.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below and in the “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as other information included or incorporated by reference into the accompanying prospectus before making an investment decision.

Risks Relating to First Horizon

Under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, we have described a number of important factors that could materially impact our business, future results of operations and future cash flow. They include competition risks, risks from economic downturns and changes, risks associated with domestic and foreign monetary events, risks related to our strategic objectives, risks related to exited businesses, legacy mortgage business risks, reputation risks, risks related to credit ratings, credit risks, operational risks, service risks, regulatory, legislative and legal risks, risks of expense control, geographic risks, insurance risks, liquidity and funding risks, interest rate and yield curve risks, securities inventories and market risks, and accounting risks. Investors should review and carefully consider these factors, as well as the factors described below, before deciding to invest in the notes.

Risks Relating to the Notes

We operate through our subsidiaries and, as a result, the notes will effectively be subordinated to the liabilities of our subsidiaries.

We are a holding company operating primarily through our banking and non-banking subsidiaries, and our primary assets are our equity interests in those subsidiaries. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries and your consequent right to participate in those assets, is subject to the claims of such subsidiary’s creditors. Accordingly, our obligations, including the notes, are effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The notes are exclusively obligations of First Horizon National Corporation. Our subsidiaries are not guarantors of the notes and have no obligation to pay any amounts due on the notes.

We may be unable to repay the notes if our subsidiaries are unable to pay dividends or make advances to us.

At maturity, the entire outstanding principal amount of the notes will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary.

We are a separate and distinct legal entity from the Bank and our non-banking subsidiaries and depend on dividends, distributions and other payments from the Bank and our non-banking subsidiaries to fund all payments on our obligations. Many of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations. For example, due to the payment of dividends to First Horizon in excess of its earnings during 2015, at September 30, 2015, the Bank could not pay dividends to First Horizon National Corporation without OCC approval. Additionally, we are required to provide financial support to the Bank. If our subsidiaries’ earnings are not sufficient to make dividend payments to us while maintaining adequate capital levels, we may not be able to service our outstanding debt, including the notes.

We and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

Other than indebtedness secured by the voting stock of our significant subsidiaries, as described in “Description of the Notes—Covenants applicable to the notes,” the terms of the indenture and the notes do not limit the incurrence by us or our subsidiaries of indebtedness. We and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the notes. Furthermore, our ability to obtain additional financing for the repayment of the notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the ratings of the notes.

An active trading market for the notes may not develop.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop. We cannot assure you that you will be able to sell your notes at favorable prices or at all.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after giving effect to underwriting discounts and commissions and estimated offering expenses, of approximately $495.5 million, and to use such proceeds, together with available cash on hand at the parent company, to repay our 5.375% Senior Notes due December 15, 2015.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2015:

•	on an actual basis;
•	on an as adjusted basis to give effect to the receipt of gross proceeds of $500 million in this offering; and
•	on a further as adjusted basis to give effect to the use of the gross proceeds from this offering to repay our 5.375% Senior Notes due December 15, 2015 as described under “Use of Proceeds.”

Gross proceeds of this offering reflected in the table below do not give effect to underwriting discounts and commission or estimated offering expenses.

	September 30, 2015
	Actual	As Adjusted for this Offering	As Further Adjusted for the Use of Net Proceeds
	(in millions)
Notes offered hereby	$—	$500	$500
5.375% Senior Notes due December 15, 2015	500	500	—
All Other Long-term debt	841	841	841

Total Long-term debt	1,341	1,841	1,341

Total Equity	2,589	2,589	2,589

Total Capitalization	$3,930	$4,430	$3,930

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and adjusted for interest capitalized, preference security dividend requirements of consolidated subsidiaries and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortized premium, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges[1]	1.9	4.4	1.0	*	2.1	1.4

*	Earnings for the reporting period were inadequate to cover total fixed charges. The coverage deficiency for total fixed charges for the year ended December 31, 2012 was $98.9 million.
[1]	Certain previously reported amounts have been revised to reflect the retroactive effect of the adoption of ASU 2014-01, “Equity Method and Joint Venture: Accounting for Investments in Qualified Affordable Housing Projects.” For further discussion of these revisions, see our Form 8-K, dated October 19, 2015, incorporated by reference into the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the BHCA, the Federal Reserve regulates, supervises and examines First Horizon. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to First Horizon, please refer to the section “Business—Supervision and Regulation” in Item I of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the section “Market Uncertainties and Prospective Trends—Regulatory Matters” in Item 2 of Part I of First Horizon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, and the section “Market Uncertainties and Prospective Trends—Regulatory Matters” in First Horizon’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2015 and to all subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not the protection of our security holders.

For restrictions and limitations on the ability of the Bank to pay dividends to First Horizon National Corporation, see the section “Liquidity Management” in Item 2 of Part I of First Horizon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the caption “Description of Debt Securities” in the accompanying prospectus. In this part of this prospectus supplement all reference to “First Horizon”, “we”, “us”, “our” or similar references mean only First Horizon National Corporation, the parent bank holding company, and do not include its subsidiaries or affiliates.

General

The notes will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, referred to as the “indenture.” If not previously redeemed, the notes will mature on December 15, 2020 (the “Maturity Date”).

The notes will initially be limited to $500,000,000 in aggregate principal amount. We may, however, without the consent of any holders of the notes, “reopen” the notes and issue an unlimited principal amount of additional notes in the future.

Unless previously purchased and cancelled, we will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We will pay principal and interest on the notes in U.S. dollars.

The notes will be our senior unsecured debt obligations and will rank equally among themselves and with all of our other present and future unsecured unsubordinated obligations. The indenture does not limit the aggregate principal amount of senior debt securities that may be issued.

The notes will not be subject to a sinking fund and the notes are not subject to redemption or repurchase at the option of the holder.

The notes will be issued in fully registered book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee, as further described below.

The provisions of the indenture relating to defeasance, which are described under the captions “Description of Debt Securities—Discharge and Defeasance of Our Obligations—Full Defeasance” and “—Covenant Defeasance” in the accompanying prospectus, will apply to the notes. The covenant described below under “Covenants applicable to the notes—Limitations on liens on voting stock of significant subsidiaries” will be subject to covenant defeasance.

If the due date for any payment of principal or interest falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the scheduled due date.

Interest

The notes will bear interest at a rate of 3.500% per year. Interest on the notes will accrue from October 30, 2015 or from the most recent interest payment date to which interest has been paid or provided for, to but excluding the relevant interest payment date. We will make interest payments on the notes semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2016, to the person in whose name such notes are registered at the close of business on the immediately preceding June 1 or December 1, as applicable. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

On or after November 15, 2020, (one month prior to the Maturity Date), we may redeem any or all of the notes, for cash, upon not less than 30 nor more than 60 days’ prior notice delivered to the holders of the notes to be redeemed, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption. If money sufficient to pay the redemption price of and any accrued interest on the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or a paying agent on or before the redemption date, then on and after the redemption date, interest will cease to accrue on such notes (or such portion thereof) called for redemption and such notes will cease to be outstanding. No notes of $250,000 or less will be redeemed in part.

Covenants applicable to the notes

The notes will not be entitled to any covenant that constrains or limits our business or operations except as described below.

Limitations on liens on voting stock of significant subsidiaries

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including holders of the senior debt securities, including the notes, or over our general creditors if we fail to pay them back. These preferential rights are called liens.

In the indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on the voting stock of our significant subsidiaries unless we also secure all the notes that are then outstanding under the indenture equally and ratably with the indebtedness being so secured.

We define “voting stock” as stock or other interests evidencing ownership in a corporation, partnership or trust which ordinarily has voting power for the election of directors, or persons performing equivalent functions, and we define “significant subsidiary” as a subsidiary having, as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination (or if the most recent calendar quarter ended 30 days or less prior to the date of such determination, as of the preceding recent calendar quarter), total assets equal to or exceeding 20% of the total assets of First Horizon and our subsidiaries on a consolidated basis. At September 30, 2015, the Bank was our only significant subsidiary.

Book-entry system

Upon issuance, the notes will be represented by one or more fully registered global certificates, each of which we refer to as a “global security.” Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interest in the notes held by DTC through Clearstream Bank, société anonyme, referred to as “Clearstream, Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is a registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such note for all purposes under the indenture. Except as described under “Description of Debt Securities—Special Situations When a Global Security Will Be Terminated” in the accompanying prospectus, the beneficial owners of the notes represented by a note will not be entitled to have the notes represented by such note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the registered owners or holders thereof under the indenture.

Conveyance of notices and other communications by DTC to direct participants by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, First Horizon or any of its agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of First Horizon or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

See “Description of Debt Securities—What is a Global Security?” in the accompanying prospectus for more information on DTC, global securities and the operation of the book-entry system.

Global clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If investors hold interests in the notes through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the notes we are offering as of the date hereof. It is the opinion of Sullivan & Cromwell LLP. This section applies to you only if you acquire notes in the initial offering at the offering price and you hold your notes as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a bank,
•	a life insurance company,
•	a tax-exempt organization,
•	a person that owns notes that are a hedge or that are hedged against interest rate risks,
•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,
•	a person that purchases or sells notes as part of a wash sale for tax purposes,
•	a United States expatriate,
•	a person liable for alternative minimum tax, or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or individual resident of the United States,
•	a domestic corporation,
•	an estate whose income is subject to United States federal income tax regardless of its source, or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes.

Purchase, Sale and Retirement of the Notes. Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Medicare Tax. A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder. You are a non-United States holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,
•	a foreign corporation, or
•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding (as defined below) and backup withholding below, if you are a non-United States holder of a note:

•	we and other U.S. payors generally would not be required to deduct United States federal withholding tax from payments of principal and interest to you if, in the case of payments of interest:
1.	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States,
2.

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable United States Treasury regulations,

3.	you are not a controlled foreign corporation that is related to us through stock ownership, and
4.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:
a.	you have furnished to the U.S. payor an Internal Revenue Service (the “IRS”) Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:
i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.

a U.S. branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor has received a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,
i.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or
e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax generally would be made from any gain that you realize on the sale or exchange of your note.

If you cannot satisfy all of the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below).

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A note held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•

the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and the applicable United States Treasury regulations at the time of death; and

•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% United States federal withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of notes that can produce U.S.- source interest. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of notes could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a United States holder, we and other payors are required to report to the IRS all payments of principal and interest on your note, unless you are a corporation or other exempt recipient. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding will apply to any such payments if you fail to provide an accurate taxpayer identification number or a certification that you are not subject to backup withholding, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, payments of principal and interest made by us and other payors to you would not be subject to backup withholding and information reporting, provided that you certify under penalties of perjury that you are a non-United States person and the payor does not have actual knowledge or reason to know to the contrary. However, we and other payors are generally required to report payments of interest on your notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Payments of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person, or (ii) you otherwise establish an exemption.

In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of notes under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, individual retirement account and other arrangement subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) should consider the fiduciary standards of ERISA and the Code in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Laws. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons or entities who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other penalties and liabilities under ERISA or the Code for those persons or entities, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such a non- exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of the notes by a Plan with respect to which we or certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes with the assets of a Plan. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), and PTCE 96-23 (for certain transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that certain conditions are satisfied, including that neither we nor any of our affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes offered hereby that it either (1) is not a Plan and is not purchasing the notes on behalf of or with the assets of any Plan or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption, and the potential consequences of any purchase or holding under ERISA, Section 4975 of the Code, and applicable Similar Laws, as applicable. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of the notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans generally or any particular Plan or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING (Conflicts of Interest)

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below (the “underwriters”), for whom Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co. and FTN Financial Securities Corp. are acting as representatives (the “representatives”), have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of notes set forth opposite their names below:

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$175,000,000
Barclays Capital Inc.	125,000,000
Goldman, Sachs & Co.	125,000,000
FTN Financial Securities Corp.	75,000,000

Total	$500,000,000

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.20% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.10% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make in respect thereof.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering of notes:

	Total
	Per Note	Total
Underwriting discounts and commissions	$3.50	$1,750,000

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses in offering the notes. We estimate that we will pay approximately $1.5 million for expenses, excluding underwriting discounts, allocable to the offering.

In the underwriting agreement, we have agreed that we will not, during the period from the date of the underwriting agreement through the closing date for the notes, sell, offer, contract to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of ours similar to the notes or securities exchangeable for or convertible into debt securities similar to the notes.

The notes constitute a new issue of securities with no established trading market. The underwriters have informed us that they intend to make a secondary market in the notes. However, they are not obligated to do so, and they may discontinue any such market making activity at any time without notice with respect to the notes. No assurance can be given as to how liquid the trading market for the notes will be. See “Risk Factors—Risks Relating to the Notes—An active trading market for the notes may not develop” for an additional discussion of this risk.

In connection with the offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.
•

Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of First Horizon. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Our affiliate FTN Financial Securities Corp. is a member of FINRA and an underwriter in this offering. Accordingly, this offering will be conducted in compliance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. In accordance with Rule 5121, FTN Financial Securities Corp. may not sell the notes to accounts over which it exercises discretionary authority without the specific prior written approval of the account holder.

T+4 Settlement

We expect that delivery of the notes will be made against payment therefor on or about the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade their notes on the date of pricing should consult their own advisors.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by First Horizon for any such offer; or

(c)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require First Horizon or the relevant dealer or dealers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us or the subsidiary guarantors; and

(b)

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

VALIDITY OF NOTES

The validity of the notes will be passed upon for First Horizon by Charles T. Tuggle, Jr., Executive Vice President and General Counsel of First Horizon, and for the underwriters by Simpson Thacher & Bartlett LLP. Mr. Tuggle will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. Simpson Thacher & Bartlett LLP will rely upon the opinion of Mr. Tuggle as to matters of Tennessee law. As of October 1, 2015, Mr. Tuggle beneficially owned 470,423 shares of our common stock, including shares that can be acquired upon the exercise of options and shares held in our 401(k) Plan.

EXPERTS

Our consolidated statements of condition as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, included in our Current Report on Form 8-K dated October 19, 2015, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

FIRST HORIZON NATIONAL CORPORATION

Senior Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units

The securities listed above may be offered and sold, from time to time, by us and/or by one or more selling security holders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

We may offer and sell these securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may sell the securities covered by this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “FHN”. Unless otherwise indicated in the applicable supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.

See “Risk Factors” on page 5 of this prospectus to read about factors you should consider before buying any securities.

These securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and involve investment risks.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated January 24, 2013.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “First Horizon”, “we”, “us”, “our”, or similar references mean First Horizon National Corporation and does not include its subsidiaries or affiliates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, separately, together or in units, senior debt securities, junior subordinated debt securities, common stock, preferred stock, depositary shares representing interests in preferred stock, purchase contracts, warrants and units in one or more offerings.

Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2011 (File No. 001-15185);
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (File No. 001-15185);
•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 (File No. 001-15185);
•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012 (File No. 001-15185);
•	Current Report on Form 8-K filed on January 20, 2012 (File No. 001-15185);
•	Current Report on Form 8-K filed on April 18, 2012 (File No. 001-15185);
•	Current Report on Form 8-K filed on July 17, 2012 (File No. 001-15185);
•	Current Report on Form 8-K filed on October 17, 2012 (File No. 001-15185); and
•	Current Report on Form 8-K filed on January 23, 2013 (File No. 001-15185).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Janet E. Denkler, 165 Madison Avenue, Memphis, Tennessee 38103, telephone 901-523-4444, or you may obtain them from First Horizon National Corporation’s corporate website at www.fhnc.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We have provided only the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, plans, goals, expectations and estimates, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

Forward-looking statements are statements that are not a representation of historical information but rather are related to future operations, strategies, financial results, or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond a company’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change. Examples of uncertainties and contingencies include, among other important factors, global, general and local economic and business conditions, including economic recession or depression; the level and length of deterioration in the residential housing and commercial real estate markets; potential requirements for First Horizon to repurchase previously sold or securitized mortgages or securities based on such mortgages; potential claims relating to the foreclosure process; expectations of and actual timing and amount of interest rate movements, including the slope of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, regulatory, and legislative responses to any or all of these conditions; the financial condition of borrowers and other counterparties; competition within and outside the financial services industry; geopolitical developments including possible terrorist activity; natural disasters; effectiveness and cost-efficiency of First Horizon’s hedging practices; technological changes; fraud, theft, or other incursions through conventional, electronic, or other means; demand for First Horizon’s product offerings; new products and services in the industries in which First Horizon operates; and critical accounting estimates. Other factors are those inherent in originating, selling, servicing, and holding loans and loan-based assets, including prepayment risks, pricing concessions, fluctuation in U.S. housing and other real estate prices, fluctuation of collateral values, and changes in customer profiles. Additionally, the actions of the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board, the Office of the Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Financial Stability Oversight Council, and other regulators and agencies; regulatory, administrative, and judicial proceedings and changes in laws and regulations applicable to First Horizon; and First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing, could cause actual results to differ, perhaps materially, from those contemplated by the forward-looking statements. First Horizon assumes no obligation to update any forward-looking statements that are made from time to time. Actual results could differ, possibly materially, because of several factors, including those presented in this Forward-Looking Statements section, in other sections of this prospectus or any applicable prospectus supplement and in documents incorporated herein by reference.

ABOUT FIRST HORIZON NATIONAL CORPORATION

First Horizon National Corporation, a Tennessee corporation, incorporated in 1968, is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), is a financial holding company, and is supervised and regulated by the Federal Reserve. First Horizon provides diversified financial services through its principal subsidiary, First Tennessee Bank National Association (the “Bank”), and its other subsidiaries.

First Horizon’s subsidiaries have over 200 business locations in 17 U.S. states and Hong Kong, excluding off-premises ATMs. Almost all of those locations are financial centers and FTN Financial offices.

The Bank, a national banking association with principal offices in Memphis, Tennessee, received its charter in 1864. As a national banking association, the Bank is subject to supervision, regulation and examination by the OCC, its primary regulator. In addition, the deposits of the Bank are insured up to allowable limits by, and the Bank is subject to regulation by, the FDIC.

The principal business offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is 901-523-4444. First Horizon’s internet address is www.fhnc.com. Information contained on or accessible from our website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider each of the risk factors set forth in Item 1.A. of Part I of First Horizon National Corporation’s Annual Report on Form 10-K for the Year Ended December 31, 2011, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter and any of our current reports that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth information regarding our consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and adjusted for interest capitalized, preference security dividend requirements of consolidated subsidiaries and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Nine Months Ended September 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Consolidated Ratio of Earnings to Fixed Charges	*	2.0	1.3	*	*	*
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	*	1.8	*	*	*	*

*

Earnings for the reporting period were inadequate to cover total fixed charges and/or the combined fixed charges and preferred stock dividends. The coverage deficiencies for total fixed charges for the nine months ended September 30, 2012 and for the years ended December 31, 2009, 2008 and 2007 were $140.9 million, $417.3 million, $339.4 million and $308.6 million, respectively. The coverage deficiencies for the combined fixed charges and preferred stock dividends for the nine months ended September 30, 2012 and for the years ended December 31, 2010, 2009, 2008 and 2007 were $155.2 million, $158.6 million, $535.6 million, $375.1 million and $340.0 million, respectively.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Senior and Junior Subordinated Debt Securities

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or junior subordinated debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and junior subordinated debt securities will be issued under the junior subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture or an officers’ certificate. Each indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., as the initial trustee.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters”.

•

Second, the trustee performs administrative duties for us, such as sending interest payments, if any, and sending notices. Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will perform these administrative duties.

This prospectus sometimes refers to the senior indenture and the junior subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture or an officers’ certificate relating to a particular series of debt securities, contain the full text of the matters summarized in this section and any accompanying prospectus supplement. The forms of the indentures and forms of debt securities are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures and officers’ certificates will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of First Horizon National Corporation. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The junior subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the junior subordinated indenture.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

This Section Is Only a Summary

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or other debt securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not our summary of the terms, will govern the rights of holders of the debt securities.

Terms Contained in Prospectus Supplement

The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement may include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or junior subordinated debt securities;
•	any limit on the aggregate principal amount of debt securities of such series;
•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;
•	the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;
•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;
•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple thereof;
•

any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or an index or pursuant to a formula, if applicable;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies, currency units or composite currencies other than U.S. dollars, the currency, currencies, currency units or composite currencies in which the principal of or any premium or interest on such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;
•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);
•	that the debt securities of the series will be subject to full defeasance or covenant defeasance, as described further below, if applicable;
•

that any debt securities will be issuable in whole or in part in the form of one or more global debt securities and, in such case, the depositaries for such global debt securities and the form of any legend or legends that will be borne by such global security, if applicable;

•

any addition to or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to or change in the covenants which apply to any debt securities of the series;
•	the terms and conditions, if any, pursuant to which debt securities of the series are convertible for shares of our common stock, preferred stock or other debt securities;
•	any changes in or additions to the subordination provisions applicable to the junior subordinated debt securities; and
•	any other terms of the debt securities not inconsistent with the indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Overview of Remainder of This Section

The remainder of this section summarizes:

•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;
•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;
•	Your rights if we default or experience other financial difficulties; and
•	The subordination of the junior subordinated debt securities relative to senior indebtedness issued by us.

Additional Mechanics

Form

The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form without coupons (Section 302), although we may issue the debt securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $1,000 and any integral multiple thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)

Exchange and Transfer

You may have fully registered debt securities broken into more debt securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the debt securities) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)

You may exchange or transfer your fully registered debt securities at the corporate trust office of the registrar. The registrar acts as our agent for registering debt securities in the names of holders and for transferring and exchanging debt securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on debt securities. Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves. (Section 305)

We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)

There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)

At certain times, you may not be able to transfer or exchange your debt securities. If we redeem any series of debt securities, or any part of any series, then we may prevent you from transferring or exchanging these debt securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. We may also refuse to issue, register transfers or exchange debt securities that has been surrendered for repayment, except the portion that is not to be repaid. (Section 305)

Replacing Your Lost or Destroyed Certificates

If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one. (Section 306)

If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates. (Section 306)

In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest payment date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date.

We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the debt securities. (Section 1002)

All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as an unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with or into another company. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another company. However, we may not take any of these actions unless we certify to the trustee that the following conditions are met:

•

the successor company (if any) or the Person which acquires our properties and assets is a corporation, partnership or other entity, and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and it expressly assumes our obligations on the debt securities;

•

immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing; and

•

if as a result of such transaction, properties or assets of ours would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or our successor will take such steps as may be necessary to secure the debt securities equally and ratably with all debt secured thereby. (Section 801)

Modification and Waiver of Your Contractual Rights

Under certain circumstances, we can make changes to the indentures and the debt securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of the holders of not less than a majority in principal amount of the outstanding debt securities of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)

Changes Requiring Your Approval. First, there are changes that cannot be made to debt securities without the consent of each holder affected. These include changes that:

•	reduce the percentage of holders of debt securities who must consent to a waiver or amendment of the indenture;
•	reduce the rate of interest on any debt security or change the time for payment of any interest;
•	reduce the principal or premium due on any debt security or change the stated maturity date of any security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking funds;
•	change the place or currency of payment on a debt security;
•	change the right of holders to waive an existing default by majority vote;
•	modify the provisions of the junior subordinated indenture with respect to the subordination of the junior subordinated debt securities in a manner adverse to you;
•	impair your right to sue for payment; or
•	make any change to this list of changes that requires your specific approval. (Section 902)

Changes Requiring a Vote of Not Less Than a Majority. The second type of change to the indentures and the debt securities requires a vote in favor by security holders owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the debt securities in any material respect (see “—Changes Not Requiring Vote of Holders”). Not less than a majority vote is also required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Sections 513 and 902)

Changes Not Requiring Vote of Holders. The third type of change to the indentures and the debt securities do not require a vote of any holders. These include changes that:

•	evidence the succession of another person to First Horizon;
•	add to the covenants of First Horizon for the benefit of the holders;
•	add any additional events of default for the benefit of the holders;
•	permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable, and with or without interest coupons;
•	permit or facilitate the issuance of securities in uncertificated form;
•	add guarantees for the benefit of the holders;
•	secure the debt securities;
•	evidence and provide for the acceptance of appointment by a successor trustee;
•	change any provisions to comply with the rules or regulations on any securities exchange or automated quotation system on which any debt securities may be listed or traded;
•	cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with other provisions in the indenture;
•	do not adversely affect holders of the debt securities in any material respect; and
•	permit or facilitate the satisfaction and discharge or defeasance or covenant defeasance. (Section 901)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount debt securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such debt security.
•

For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent determined on the date of original issuance of these debt securities.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)

“Street name” and other indirect holders, including holders of any debt securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Subordination

In the case of junior subordinated debt securities, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our senior debt as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other holders of junior subordinated debt securities will be entitled to receive any amounts on such debt securities. These circumstances include:

•	Any liquidation, dissolution or winding up of our company.
•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.
•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.
•

The maturity of the junior subordinated debt securities is accelerated. For example, the entire principal amount of a series of debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)

The applicable prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of First Horizon National Corporation.

In addition, we are not permitted to make payments of principal, any premium or interest on the junior subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Sections 1401, 1402 and 1404)

These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of junior subordinated debt securities and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the junior subordinated debt securities may ultimately receive less than a holder of the same amount of senior debt.

The junior subordinated indenture defines “senior debt”, with respect to any series of junior subordinated debt securities, as the principal of (and premium, if any) and interest, on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, First Horizon National Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated debt securities of such series. (Section 101)

Restrictive and Maintenance Covenants

We will describe any material restrictive covenants for any series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be entitled to have the benefit of any covenant that restricts or limits our business or operations.

Discharge and Defeasance of Our Obligations

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities in the ordinary course.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall. In the case of defeasance of the junior subordinated debt securities, you would also be released from the subordination provisions of those debt securities.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and/or U.S. government or agency securities set aside in trust to repay the debt securities and, in the case of junior subordinated debt securities, you would be released from the subordination provisions of those debt securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.
•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.
•	The defaults relating to breach of covenants as applicable to junior subordinated debt securities.

•	The subordination provisions on the junior subordinated debt securities.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Redemption

We May Choose to Redeem Your Debt Securities

We may be able to redeem your debt securities before their normal maturity. If we have this right with respect to your specific debt securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.

If we choose to redeem your debt securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption (Section 1104). Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Default and Related Matters

Ranking Compared to Other Creditors

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The junior subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)

Events of Default—Senior Debt Securities

You will have special rights if an event of default occurs and is not cured, as described in this subsection. The term “event of default” with respect to any series of senior debt securities means any of the following:

•	We fail to make any interest payment on any senior debt security of that series when such interest becomes due, and we do not cure this default within 30 days.
•	We fail to make any payment of principal or premium on any senior debt security of that series when it is due at the maturity.
•

We do not deposit a sinking fund payment with regards to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•

We fail to comply with covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of the senior debt securities other than that series), and after we have been notified of the default by the trustee or holders of not less than 25% in principal amount of that series, we do not cure the default within 30 days.

•

We or one of our significant subsidiaries (as defined below) default on any indebtedness having an aggregate amount of at least $100,000,000, this default is either the payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 30 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to senior debt security of that series as described in the prospectus supplement, subject to any applicable cure period. (Section 501)

A “significant subsidiary” is a subsidiary having, as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination (or if the most recent calendar quarter ended 30 days or less prior to the date of such determination, as of the preceding recent calendar quarter), total assets equal to or exceeding 20% of the total assets of First Horizon and our subsidiaries on a consolidated basis.

The senior indenture provides that, if any event of default for senior debt securities of any series outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all senior debt securities of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of not less than a majority in principal amount of the outstanding senior debt securities of that series on behalf of all senior debt securities holders of that series. (Sections 502 and 513)

The senior indenture contains a provision entitling the trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the senior debt securities of such series. The trustee, however, may decline to act if that direction is contrary to law or the senior indenture. (Section 512)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

Events of Default—Junior Subordinated Debt Securities

The principal payment on junior subordinated debt securities may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default if we fail to perform any covenant in the junior subordinated indenture, unless a specific series of junior subordinated debt securities provides otherwise, which will be described in the relevant prospectus supplement.

Events of Default: The junior subordinated indenture defines an “event of default” as certain events involving our bankruptcy, insolvency or reorganization and any other event of default provided for the junior subordinated debt securities of that series. (Section 501). You will have special rights if an event of default occurs and is not cured, as described in the next paragraph.

If an event of default with respect to junior subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding junior subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all junior subordinated debt securities of that series to be due and payable immediately. The holders of not less than a majority in principal amount of the outstanding junior subordinated debt securities of that series may waive an event of default resulting in acceleration of the junior subordinated debt securities of such series, but only if all payments due on the junior subordinated debt securities of that series (other than those due as a result of acceleration) have been made, all defaults with respect to junior subordinated debt securities of that series have been remedied and certain other conditions have been met. (Section 502)

Subject to junior subordinated indenture provisions relating to the trustee’s duties, in case a default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in principal amount of the outstanding junior subordinated debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512)

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.

We Will Give the Trustee Information About Defaults Annually

Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)

Original Issue Discount Debt Securities

The debt securities may be issued as original issue discount debt securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters” above.

Conversion of Convertible Junior Subordinated Debt Securities

Your junior subordinated debt securities may be convertible into shares of our common stock, preferred stock or other debt securities if the applicable prospectus supplement so provides. If your junior subordinated debt securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of shares of our common stock, preferred stock or other debt securities you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The senior indenture and the junior subordinated indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth therein. Each indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”) contain limitations on the rights on the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it becomes subject to any conflicting interest (as defined under the TIA), it must eliminate such conflict or resign.

Legal Ownership of Debt Securities

Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Street Name Holders

In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not legal holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only the indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles debt securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Book-Entry Holders

If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominee. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the indenture.

As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

What Is a Global Security?

A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC.

DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC participants are on file with the SEC.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to debt securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their debt securities in non-book-entry form;
•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In the special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)

DESCRIPTION OF COMMON STOCK

The following information outlines some of the provisions in First Horizon’s charter and bylaws and the Tennessee Business Corporation Act (the “TNBC Act”). This information is qualified in all respects by reference to the provisions of First Horizon’s restated charter (“Charter”), which is incorporated by reference into this prospectus by reference to First Horizon’s Current Report on Form 8-K filed on April 20, 2011, and bylaws, as amended and restated (“Bylaws”), which are incorporated by reference into this prospectus by reference to First Horizon’s Current Report on Form 8-K filed on October 17, 2012 (see “Where You Can Find More Information”).

Authorized Common Stock

Our authorized common stock consists of 400,000,000 shares of common stock, par value $0.625 per share. As of September 30, 2012, 247,133,973 shares of common stock were issued and outstanding and approximately 23.2 million shares were reserved for issuance under various employee plans. Our common stock is listed on the New York Stock Exchange under the symbol “FHN”.

General

Subject to the prior rights of any holders of our preferred stock then outstanding, common shareholders are entitled to receive such dividends as our board of directors may declare out of funds legally available for these payments. In the event of liquidation, dissolution or winding up of First Horizon, common shareholders are entitled to receive our net assets remaining after paying all liabilities and after paying all preferred stockholders the full preferential amounts to which those holders are entitled.

Subject to the prior rights of any preferred stockholders, common shareholders have all voting rights, each share being entitled to one vote on all matters requiring shareholder action. There is no cumulative voting in the election of directors and the affirmative vote of a majority of the votes cast is required to elect the nominees as directors. Common shareholders have no preemptive, subscription or conversion rights. All of the outstanding shares of common stock are, and any common stock issued and sold pursuant to this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable.

Wells Fargo Shareowner Services is the transfer agent and dividend disbursement agent for the common stock.

Anti-takeover Provisions and Statutory Restrictions

Existence of the provisions below could result in First Horizon being less attractive to a potential acquirer, or result in our shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover.

Our Charter and Bylaws

Our Charter and Bylaws contain various provisions which may discourage or delay attempts to gain control of us. Our Charter provisions include:

•	empowering the board of directors to fill any newly created directorships resulting from an increase in the number of directors;
•

providing that only the board of directors may fill vacancies on the board, including those caused by an increase in the size of the board, except for vacancies on the board resulting from a director’s removal (which shareholders may choose to fill);

•	providing that shareholders may remove a director only for cause by the affirmative vote of at least a majority of the voting power of all outstanding voting stock; and
•	requiring the affirmative vote by holders of at least 80% of the voting power of all outstanding voting stock to alter any of the above provisions.

Our Bylaws include provisions

•	authorizing only the board of directors or the chairman of the board of directors to call a special meeting of shareholders;
•	requiring timely notice before a shareholder may nominate a director or propose other business to be presented at shareholders’ meetings; and
•	requiring the affirmative vote by holders of at least 80% of the voting power of all outstanding voting stock to alter any of the above provisions.

In addition, in certain instances, the ability of our board to issue authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect.

Regulatory Restrictions

The Change in Bank Control Act of 1978, as amended (the “Change in Bank Control Act”), prohibits a person, acting directly or indirectly or through or in concert with one or more other persons, from acquiring “control” of a bank holding company, such as us, unless

•	the Federal Reserve has been given 60 days’ prior written notice of the proposed acquisition; and
•

within that time period, the Federal Reserve has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued.

An acquisition may be made before expiration of the disapproval period if the Federal Reserve issues written notice that it intends not to disapprove the action. The acquisition of 10% or more of a class of voting stock of a bank holding company with publicly held securities, such as First Horizon, is generally presumed to constitute the acquisition of control.

Under the BHC Act, any “company” (which is broadly defined in the BHC Act) would be required to obtain Federal Reserve approval before acquiring “control” over us. “Control” generally means

•	the ownership or control of 25% or more of a class of voting securities,
•	the ability to elect a majority of the directors, or
•	the ability otherwise to exercise a controlling influence over management or policies; this is a test that has been broadly applied by the Federal Reserve.

Upon the acquisition of control, a company would be regulated as a “bank holding company” under the BHC Act with respect to First Horizon. In addition, if the acquiror is a bank holding company (or a foreign bank subject to the International Banking Act of 1978, as amended (the “IBA”)), approval is required before acquiring more than 5% of our outstanding common stock.

Tennessee Law

The Tennessee Business Combination Act contains business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation.

DESCRIPTION OF PREFERRED STOCK

The following information is a description of certain general terms of First Horizon’s preferred stock. The specific terms of a series of preferred stock will be contained in the prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in all respects by reference to the articles of amendment to the Charter relating to each series of preferred stock, which we will file with the SEC in connection with the public offering of any preferred stock.

General

Under our Charter, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, no par value, in one or more series. No shares of preferred stock were outstanding as of the date of this prospectus.

The board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Prior to the issuance of any series of preferred stock, the board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the articles of amendment setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Tennessee.

The preferred stock will have the dividend, redemption, liquidation and voting rights set forth below unless otherwise described in a prospectus supplement relating to a particular series of the preferred stock. The applicable prospectus supplement will describe the following terms of the preferred stock:

•	the title of such preferred stock and the number of shares or fractional interests therein offered;
•	the amount of liquidation preference per share;
•	the initial public offering price at which such preferred stock will be issued;
•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions;
•	any conversion or exchange rights;
•	any voting rights;
•	any listing of such preferred stock on any securities exchange;
•	whether we have elected to offer depositary shares representing fractional interests in the preferred stock, as described below; and
•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our Charter.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets. In addition, unless the applicable prospectus supplement indicates otherwise, we may “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of funds legally available for payment, cash dividends, payable at such dates and at such rates as described in the applicable prospectus supplement. Such rates may be fixed or variable or both. Each declared dividend shall be payable to holders of record as they appear at the close of business on our stock books on such record dates as are determined by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividends periods of the other series of preferred stock if it pays dividends on a cumulative basis; or
•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve.

Redemption

If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock, including while there is an arrearage in the payment of dividends, will be described in the applicable prospectus supplement.

Any partial redemptions of our preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of our preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive payment of the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of First Horizon, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences (which includes declared and unpaid dividends in the case of non-cumulative stock and unpaid, accrued, cumulative dividends, whether or not declared, in the case of cumulative stock) of each security. Holders of the preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the applicable prospectus supplement and in the articles of amendment establishing the series; or
•	as required by applicable law.

Under Federal Reserve regulations, if the holders of the preferred stock become entitled to vote as a class for the election of any directors, the preferred stock may then be deemed a “class of voting securities”. In that event, a holder of 25% or more of the preferred stock (or 5% or more if the holder exercises a “controlling influence” over First Horizon, a test that has been broadly defined by the Federal Reserve) that is a company (as broadly defined in the BHC Act) or a holder of 5% or more of the preferred stock that is otherwise a bank holding company (or a foreign bank subject to the IBA) would then be required to obtain the approval of the Federal Reserve to continue to hold that position (and may not be able to vote the stock before receiving approval). In addition, any such company that is not already a bank holding company may then be regulated as a “bank holding company” with respect to First Horizon in accordance with the BHC Act.

Conversion or Exchange Rights

The terms, if any, on which preferred stock of any series may be converted into or exchangeable for another class or series of our securities will be set forth in the applicable prospectus supplement.

Transfer Agent, Registrar and Dividend Disbursement Agent

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be described in the related prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement, which we will file with the SEC in connection with any issuance of depositary shares and depositary receipts.

General

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	The First Horizon National Corporation;
•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and
•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See “Where You Can Find More Information” above for information on how to obtain a copy of the form of deposit agreement.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, all dividends with respect to such shares will cease to accrue after the redemption date, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. We will be entitled to receive, from time to time, from the preferred stock depositary any interest accrued on such funds, and the holders of any depositary shares called for redemption shall have no claim to any such interest. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will, to the extent permitted by law, be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the principal office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will not vote the shares of that series held by it relating to those depositary shares.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of First Horizon or debt or equity securities of one or more third parties, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of First Horizon or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of First Horizon or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority (or, in the case of an amendment that would under the articles of amendment establishing the underlying preferred stock require a greater vote if the holder of the depositary shares directly held the shares of such preferred stock represented thereby, such greater vote required by the articles of amendment) of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement may be terminated by the depositary if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of First Horizon.

We may terminate the deposit agreement at any time and for any reason upon not less than 60 days’ prior written notice to the preferred stock depositary, and the preferred stock depositary will give notice of that termination to the record holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, including one of our affiliates, to be designated at various times, and also may sell securities directly to other purchasers or through agents. We conduct our investment banking, institutional and capital markets businesses through our various bank, broker-dealer and non-bank subsidiaries, including FTN Financial Securities Corp. and First Tennessee Brokerage, Inc. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The prospectus supplement for the securities we sell will describe that offering, including:

•	the name or names of any underwriters, managing underwriters, dealers or agents; the purchase price and the proceeds to us from that sale;
•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by our counsel, Sullivan & Cromwell LLP, and/or by Charles T. Tuggle, Jr., Executive Vice President and General Counsel of First Horizon National Corporation. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Tuggle as to matters of Tennessee law, and Mr. Tuggle will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. As of December 31, 2012, Mr. Tuggle beneficially owned approximately 374,000 shares of our common stock, including shares that can be acquired upon the exercise of options and shares held in our 401(k) Plan, and also including certain salary stock unit awards that will be paid in cash based on the future market value of our shares. Sullivan & Cromwell LLP regularly performs legal services for First Horizon National Corporation.

EXPERTS

Our consolidated statements of condition as of December 31, 2011 and 2010, and the related consolidated statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, included in our Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm (incorporated by reference herein), and upon the authority of said firm as experts in accounting and auditing.

$500,000,000

First Horizon National Corporation

3.500% Senior Notes due 2020

Joint Book-Running Managers

Morgan Stanley
Barclays
Goldman, Sachs & Co.
FTN Financial Securities Corp